UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 27, 2004

DYNAMICS RESEARCH CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts (State or Other Jurisdiction of Incorporation)

000-023479	042-2211809

(Commission File Number)	(IRS Employer Identification No.)

60 Frontage Road
Andover, Massachusetts	01810
(Address of Principal Executive Offices)	(Zip Code)

(978) 475-9090 (Registrant’s Telephone Number, Including Area Code)

N/A (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
SIGNATURES

Section 3 – Securities and Trading Markets

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

(b) On October 27, 2004, General James P. Mullins resigned from the Dynamics Research Corporation (the “Company”) Board of Directors and as a member of the Company’s Audit and Compensation Committees, effective November 1, 2004. As a result of his resignation, the Company’s Audit Committee consists of only two members. Although Nasdaq Marketplace Rule 4350(d)(2)(A) requires listed companies to have an Audit Committee consisting of at least three independent directors, Nasdaq Marketplace Rule 4350(d)(4)(B) provides that a company that has one vacancy on its Audit Committee will have until the earlier of its next annual shareholders’ meeting or one year from the date of the event causing the failure to comply in order to regain compliance with the Audit Committee composition requirement. In order to avail itself of the cure period available under Nasdaq Marketplace Rule 4350(d)(4)(B), an issuer must provide Nasdaq with notice of the event that caused the non-compliance. On October 28, 2004, Dynamics Research Corporation notified Nasdaq of General Mullins’s resignation from the Company’s Board of Directors and as a member of the Company’s Audit and Compensation Committees and of its intention to fill the resulting vacancy in the Audit Committee by the earlier of the Company’s next annual shareholders’ meeting or November 1, 2005 in order to regain compliance with Nasdaq Marketplace Rule 4350(d)(2)(A).

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On October 27, 2004, General James P. Mullins resigned from the Dynamics Research Corporation Board of Directors and as a member of the Company’s Audit and Compensation Committees, effective November 1, 2004.

(d) On October 27, 2004, retired U.S. Air Force General George T. Babbitt was elected to the Dynamics Research Corporation Board of Directors as a Class I Director, with a term that expires in 2006, to fill the vacancy created by the retirement of General Mullins, effective November 1, 2004.

General Babbitt is currently a Managing Director, Aerospace & Defense, at BearingPoint, Inc., where he has worked with clients ranging from state government and Defense Department agencies to aerospace and defense contractors. Prior to his retirement, General Babbitt’s last assignment was commander of the Air Force Material Command at Wright-Patterson Air Force Base in Ohio. General Babbitt has also directed the Defense Logistics Agency, and has served as Deputy Chief of Staff, Logistics, for the United States Air Force, where he was principal advisor to the Chief of Staff on matters pertaining logistic support of combat forces.

General Babbitt has not been named to any committee of the Board of Directors, nor at the time of this filing has the Board of Directors reached a determination regarding his appointment to any committee of the Board of Directors.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAMICS RESEARCH CORPORATION (Registrant)

	By:	/s/ David Keleher

David Keleher Senior Vice President and Chief Financial Officer

November 2, 2004